Exhibit 99.1

THIRD AMENDMENT TO RESEARCH AGREEMENT AND ACCORD

This Third Amendment and Accord ("Third Amendment") is made to the Research Agreement by and between Trimeris, Inc. ("Trimeris"), and F.Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. ("Roche") dated January 1, 2000, as amended ("Research Agreement") and is effective as of August 15, 2006 ("Third Amendment Date") and sets forth the parties' accord with regard to the July 1, 1999 Development and License Agreement ("D&L Agreement") and the parties' accord with respect to research activities being conducted by Roche in Penzberg.

Whereas, the Parties have limited development of T-1249 to treating patients currently being administered T-1249;

Whereas, the Parties and have reached an accord with regard to the interplay between the Research Agreement and the D&L Agreement such that that the D&L Agreement shall only govern the activities with regard to T-20 and that the concept of a Replacement Compound is no longer applicable;

Whereas, the Parties reached an accord with regard to the treatment of the peptide known as TR-290999 ("999") and have agreed that it will be treated under the Research Agreement as amended herein;

Whereas, the Parties wish to amend the Joint Research Plan to reflect that the parties wish to concentrate research efforts exclusively on the two peptides known as 999 and TR-291144 ("1144");

Whereas, the Parties reached an accord with regard to Roche's research program being conducted in Penzberg on peptides for use in treating HIV infection by inhibiting fusion by interaction with HIV gp41, as outlined in the attached Appendix ("Penzberg Peptides") and have agreed that Trimeris shall have the option to bring any such peptide under the Agreement at the time such peptide is accepted for development by Roche, at the RDC 1, by paying to Roche a lump sum payment;

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  T-1249 Development for T-1249 under the D&L Agreement shall be limited to treating patients currently being administered T-1249.

  D&L Agreement

    The D&L Agreement shall only govern the activities with regard to T-20. Activities with regard to T-1249 shall be limited as set forth above. The concept of a Replacement Compound is no longer applicable. There can be no Replacement Compound.

    999 shall not fall under the D&L Agreement even though it could possibly have been interpreted as being a Replacement Compound.

    This Third Amendment, along with the D&L Agreement, including previous amendments, shall constitute the entire agreement among the Parties with respect to the subject matter of the D&L Agreement. All other terms and conditions of the D&L Agreement shall remain in full force and effect. To the extent that there is any inconsistency between the D&L Agreement and the terms of this Third Amendment, the terms of this Third Amendment shall prevail.

  Penzberg Option. Trimeris shall have an option to bring any peptide of the Penzberg Peptides into the Research Agreement as a Type III Drug Candidate if such peptide of the Penzberg Peptides is accepted for development by Roche at RDC 1 (as such term is currently used by Roche). If Roche RDC 1 accepts a peptide of the Penzberg Peptides into development, it shall notify Trimeris of such acceptance and provide to Trimeris the data package presented at RDC 1 and supporting data reports for such accepted peptide, and then Trimeris shall have thirty (30) days from such notification and receipt of such data in which to exercise its option. Trimeris may exercise its option for this accepted peptide by paying to Roche a one time, lump sum payment of four million five hundred thousand dollars ($4,500,000). If Trimeris exercises its option during the thirty (30) day period, then such accepted peptide of the Penzberg Peptides shall be considered a Type III Drug Candidate and subject to the terms and conditions of the Research Agreement. If Trimeris does not exercise its option during the thirty (30) day period, then Roche shall have the right to develop such accepted peptide of the Penzberg Peptides as it sees fit with no obligation to Trimeris.

  Research Agreement.

    999 and 1144 shall be considered as Type III Drug Candidates.

    The period of the Joint Research Plan shall be extended two years, the extended term beginning on 01 January 2007 and ending on 31 December 2008 ("Extended Term"). Appendix E of the Joint Research Plan shall be replaced with new Appendix E, attached hereto, to reflect the research efforts to be undertaken during 2006 and the Extended Term.

    This Third Amendment, along with the Research Agreement, including previous amendments, shall constitute the entire agreement among the Parties with respect to the subject matter of the Research Agreement. All other terms and conditions of the Research Agreement shall remain in full force and effect. To the extent that there is any inconsistency between the Research Agreement and the terms of this Third Amendment, the terms of this Third Amendment shall prevail.

  Opt out. If neither of 999 or 1144 is accepted by Roche RDC 1, or if Roche discontinues progression to development, or advancement in development of both 999 and 1144, then promptly:

    All Trimeris Proprietary Rights licensed to Roche under the D&L Agreement shall revert to Trimeris, except Roche shall retain an exclusive, license under such Trimeris Proprietary Rights to make and have made, use, offer for sale, import and sell Compound 1 in any form, including the formulation known as Fuzeon.

    Roche assigns its interest in all Joint Research Patents as defined in the Research Agreement to Trimeris, which then become "Trimeris Research Patents".

    Trimeris grants to Roche an exclusive license under the TRIMERIS Patents and Trimeris Research Patents to make and have made, use, and import up to five (5) specific peptides identified by Roche so that Roche can continue its research at Penzberg to develop Penzberg Peptides until December 31, 2008.

    If Roche accepts a Penzberg candidate into development before Dec 31, 2008, then Trimeris shall have the option to co-develop such accepted peptide of the Penzberg Peptides as set forth in Section 3 above.

    If Roche does not accept a peptide of the Penzberg Peptides into development before Dec 31, 2008, then:

      Roche retains the rights set forth in Section 5(a) above;

      The rights set forth in Section 5(c) terminate; and

      Roche assigns its interest in all patents claiming joint inventions that were made as a result of the license set forth in Section 5(c) to Trimeris.

6. Due Diligence. Roche and Trimeris shall use best efforts consistent with prudent business practices to diligently pursue research, preclinical and clinical development of either or both of 1144 and 999.

7. Vaccines. Trimeris shall have the sole right to use any one or more of any Type I, Type II or Type III Drug Candidate or Joint Product for use in a vaccine formulation, including for therapeutic and/or prophylactic vaccines ("vaccines"), and/or in a composition for prophylactic use to prevent HIV infection ("prophylaxis") (collectively, "HIV Vaccine & Prophylaxis Field of Use") with no obligation to Roche, but with the exception of (a) Compound 1, and (b) either 1144 or 999, but for only as long as such respective compound 999 or 1144 is being progressed to development or advanced in development by Roche. To the extent that Roche's interest in the Trimeris Patents, Joint Patents, and in the Joint Research Patents are necessary for Trimeris to conduct research, develop, make, have made, use, offer for sale, import, export and sell such vaccine formulations and such prophylactic compositions in the HIV Vaccine & Prophylaxis Field of Use, Roche hereby grants to Trimeris a royalty free, worldwide, sole and exclusive right and license, with a right to sublicense, of Roche's interest in the Trimeris Patents, Joint Patents, and in the Joint Research Patents to conduct research, develop, make, have made, use, offer for sale, import, export and sell such therapeutic and/or prophylactic vaccine formulations and such prophylactic compositions in the HIV Vaccine & Prophylaxis Field of Use.

8. Terms. Words and phrases that are capitalized shall have the meaning set forth in the agreement to which such words and phrases relate and have been defined.

9. Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

In Witness Whereof, the parties hereto have duly executed this Third Amendment effective as of the Third Amendment Date.
Trimeris, Inc.	Hoffmann-La Roche Inc.
By: /s/ Steven D. Skolsky	By: /s/ Lee E. Babiss
Name: Steven D. Skolsky	Name: Lee E. Babiss
Title: CEO	Title: Vice President Preclinical Research and Development

F.Hoffmann-La Roche Ltd	F.Hoffmann-La Roche Ltd
By: /s/ Peter Hug	By: /s/ Stefan Arnold
Name: Peter Hug	Name: Stefan Arnold
Title: Director	Title: Stv. Direktor

APPENDIX E

Next Generation Fusion Inhibitor -- Scope of Work for 2006

Category	Description	External Costs		FTEs*		Dates
		Roche	TRMS	Roche	TRMS
Toxicology	[**] [**] [**] [**] [**]	$[**] $[**]		[**] [**]		[**] [**] [**] [**]
	[**] [**] [**] [**]	$[**]		[**] [**]		[**] [**] [**]
	[**] [**] [**] [**] [**]	$[**]		[**] [**] [**]		[**] [**] [**] [**]
DMPK	[**]		$[**]	[**]	[**]	[**]
	[**]		$[**]	[**]	[**]	[**]
	[**]		$[**]			[**]
	[**]		$[**]		[**]	[**]
	[**]				[**]	[**]
	[**]				[**]	[**]
	[**]		$[**]		[**]	[**]
	[**] [**] [**] [**]	$[**] $[**]		[**]		[**] [**] [**]

Category	Description	External Costs		FTEs*		Dates
		Roche	TRMS	Roche	TRMS
Biology Virology	[**]		$[**]	[**]	[**]	[**]
Chemistry -- API	[**] [**] [**] [**] [**]		$[**] $[**] $[**]		[**] [**] [**]	[**] [**] [**] [**]
	[**] [**] [**] [**]		$[**] $[**]		[**] [**] [**]	[**] [**] [**]
	[**]		$[**]			[**]
Chemistry -- Drug product	[**]			[**]	[**]	[**]
	[**]	$[**]				[**]
Formulation	[**] [**] [**]	$[**]	$[**]	[**] [**]	[**] [**]	[**] [**]
	[**] [**]			[**]	[**]	[**]

*Denotes partial or total work conducted in house

1 -- [**]

2 -- See attached plan for Trimeris Virology/Biology

3 -- [**]

4 -- [**]

5 -- [**]

Table 2. Project FTE Costs Associated with Activities to First in Man Studies for the NGFI Project
FTE Costs (Non F/G associated)	Roche FTEs (MY)	Roche Costs*	Trimeris FTEs (MY)	Trimeris Costs*
Virology/Biology	[**]	$[**]	[**]	$[**]
DMPK	[**]	$[**]	[**]	$[**]
Toxicology / Pathology	[**]	$[**]	[**]
Chemistry	[**]		[**]	$[**]
Analytics	[**]		[**]	$[**]
Formulation	[**]	$[**]	[**]	$[**]
Regulatory	[**]	$[**]	[**]	$[**]
Clinical			[**]	$[**]
Project Management	[**]	$[**]	[**]	$[**]
Total	[**]	$[**]	[**]	$[**]

*[**]	Total	$[**]

Research Plan for Penzberg Activities

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